UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017 (December 1, 2017)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16633	84-1460811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado 80301

(Address of principal executive offices, including Zip Code)

(303) 381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this report, “Array BioPharma,” “Array,” the “Company,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 1, 2017, the Company entered into an indenture, dated as of December 1, 2017, with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), pursuant to which the Company issued its 2.625% Convertible Senior Notes due 2024 (the “2024 Notes”).  Additional information pertaining to the 2024 Notes and the Indenture is contained in Item 2.03 and incorporated herein by this reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

On December 1, 2017, in exchange for an aggregate principal amount of $126.06 million of the Company’s 3.00% Convertible Senior Notes due 2020 (the “Existing Notes”), the Company issued 2024 Notes in the aggregate principal amount of $126.06 million and an aggregate of 7,955,560 shares (the “Exchange Shares”) of the Company’s common stock (the “Exchange”).

The 2024 Notes are the Company’s direct unsecured obligations and rank equal in right of payment with all of the Company’s other existing and future unsecured and unsubordinated indebtedness, including any Existing Notes not participating in the Exchange and the Company’s convertible promissory notes in the aggregate principal amount of $10.0 million issued to Redmile Capital.  The 2024 Notes will be effectively subordinated to any of the Company’s existing and future secured indebtedness, including the Company’s indebtedness under its loan and security agreement with Silicon Valley Bank, to the extent of the value of the Company’s assets that secure such indebtedness.  As of September 30, 2017, the Company had approximately $15.0 million of outstanding indebtedness (excluding accrued and unpaid interest and a $1.2 million fee payable upon repayment of the loan) under such loan and security agreement with Silicon Valley Bank.

The 2024 Notes will mature on December 1, 2024 and will bear interest at a rate of 2.625% payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2018.

Prior to September 1, 2024, holders may convert the 2024 Notes only under the following circumstances: (1) during any fiscal quarter commencing after December 31, 2017, if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the five consecutive business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of 2024 Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the applicable conversion rate on each such trading day; (3) if the Company calls the 2024 Notes for redemption, at any time prior to the close of business on the business day prior to the redemption date; or (4) upon the occurrence of specified corporate events. On or after September 1, 2024 until the close of business on the scheduled trading day immediately prior to the maturity date, holders may convert their 2024 Notes at any time, regardless of the foregoing circumstances. Upon conversion, the holders will receive, at the Company’s option, shares of the Company’s common stock, cash or a combination of shares and cash. The 2024 Notes will be convertible at an initial conversion rate of 64.6987 shares per $1,000 in principal amount of 2024 Notes, equivalent to a conversion price of approximately $15.46 per share, subject to certain adjustments set forth in the Indenture.

Upon the occurrence of a fundamental change (as defined in the Indenture) involving Array, holders of the 2024 Notes may require Array to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

On or after December 8, 2021 and prior to September 1, 2024, the Company may redeem for cash all or part of the outstanding 2024 Notes if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the five trading days immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption.  The redemption price will equal 100% of the principal amount of the 2024 Notes to be redeemed, plus all accrued and unpaid interest to, but excluding, the redemption date.

The Indenture contains customary terms and covenants and events of default. If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the 2024 Notes then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of, premium, if any, and accrued and unpaid interest on the 2024 Notes will automatically become due and payable. Notwithstanding the foregoing, if Array fails to comply with certain reporting covenants under the Indenture, the Company may elect to pay additional interest on the Notes as the sole remedy for such a default.

The Indenture provides that the Company shall not amalgamate or consolidate with or merge with or into another person, or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless (a) the successor person, if any, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of the Company’s obligations under the 2024 Notes and the Indenture; (b) immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; (c) the Company shall have undertaken commercially reasonable efforts to restructure the 2024 Notes so that, after any such transaction is given effect, any conversion of the 2024 Notes would be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof; (d) the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction and such supplemental indenture (if any) comply with the Indenture; and (e) other conditions specified in the Indenture are met.

The foregoing descriptions of the Indenture and the 2024 Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture and the form of 2024 Notes, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities

On December 1, 2017, the Company issued 2024 Notes in the aggregate principal amount of $126.06 million and an aggregate of 7,955,560 Exchange Shares in exchange for Existing Notes in the aggregate principal amount of $126.06 million.  The 2024 Notes and Exchange Shares were issued pursuant to an exemption provided by Section 4(a)(2) of the Securities Act.  Neither the Company nor any person acting on its behalf offered the 2024 Notes or the Exchange Shares by any form of general solicitation or general advertising, and each person who participated in the Exchange represented that it is an “accredited investor” (within the meaning of Rule 501 promulgated under the Securities Act) and a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).  The Company did not receive any proceeds from the issuance of the 2024 Notes and the Exchange Shares.

Upon conversion of the 2024 Notes, the Company will pay cash and, if applicable, deliver to the converting holder a number of shares of the Company’s common stock per $1,000 principal amount of the 2024 Notes equal to the settlement amount (as defined in the Indenture).

Additional information pertaining to the Exchange is contained in Items 1.01 and 2.03 of this Current Report on Form 8-K and incorporated herein by reference.

The 2024 Notes, any shares of common stock issuable upon conversion of the 2024 Notes and the Exchange Shares have not been, and will not be, registered under the Securities Act or any state securities law.  The Company does not intend to file a shelf registration statement for resale of the 2024 Notes, the shares of common stock, if any, issuable upon conversion thereof, or the Exchange Shares.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index which is hereby incorporated by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of December 1, 2017, by and between Array BioPharma Inc. and The Bank of New York Mellon Trust Company, N.A.
4.2	Form of 2.625% Convertible Senior Notes due 2024 (included in Exhibit 4.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2017	Array BioPharma Inc.

	By:	/s/ Jason Haddock
Jason Haddock
Chief Financial Officer